HIGHMARK FUNDS
                                 CODE OF ETHICS
                             Effective June 21, 2000


A.       LEGAL REQUIREMENTS.

         Rule 17j-1(b) under the Investment Company Act of 1940 (the "Act") makes it unlawful for any officer or trustee of HighMark Funds (the "Trust") (as well as certain other persons), in connection with the purchase or sale1 by such person of a security "held or to be acquired" by any investment portfolio of the Trust (a "Fund"):

         (1) To employ any device, scheme or artifice to defraud the Trust or a Fund;

         (2) To make to the Trust any untrue statement of a material fact or omit to state to the Trust or a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (3) To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Trust or a Fund; or

         (4) To engage in any manipulative practice with respect to the Trust or a Fund.

         A security is "held or to be acquired" if it is a "covered security",2 (or an option on a covered security) and within the most recent 15 days (i) the covered security is or has been held by the Trust or a Fund, or (ii) the covered security is being or has been considered by the Trust or a Fund or the investment adviser for the Trust or a Fund for purchase by the Trust or the Fund.



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         1  A purchase or sale includes the writing of an option to purchase or sell.

         2  A "covered security" is any security under the broad definition of
Section 2(a)(36) of the Act except: (i) direct obligations of the United States,
(ii) bankers' acceptances, bank CDs, commercial paper, high quality short-term debt instruments (including repurchase agreements), and (iii) shares of open-end investment companies.

B.       TRUST POLICIES.

         1. It is the policy of the Trust that no "access person"3 of the Trust or of a Fund shall engage in any act, practice or course or conduct that would violate the provisions of Rule 17j-1(b) set forth above.

         2. In keeping with the recommendations of the Board of Governors of the Investment Company Institute, the following general policies shall govern personal investment activities of access persons of the Trust or of a Fund:

         (a) It is the duty of all access persons of the Trust or of a Fund to place the interest of Trust shareholders first;

         (b) All access persons of the Trust or of a Fund shall conduct personal securities transactions in a manner that is consistent with this Code of Ethics and that avoids any actual or potential conflict of interest or any abuse of a position of trust and responsibility; and

         (c) No access person of the Trust or of a Fund shall take inappropriate advantage of his or her position.



C.       REPORTING REQUIREMENTS.4

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         3  An "access person" is (i) each trustee or officer of the Trust, (ii)
each employee (if any) of the Trust who, in connection with his regular duties, makes, participates in or obtains information about the purchase or sale of a security by and/or of the Trust or a Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales, and (iii) any natural person in a control relationship to the Trust or a Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of covered securities.

         4 An access person of the Trust or a Fund who is also an access person of the Trust's or a Fund's investment adviser, sub-adviser or principal underwriter may submit reports required by this Section to such investment adviser, sub-adviser or principal underwriter in lieu of submitting reports under HighMark Fund's Code of Ethics PROVIDED that such forms contain substantially the same information as called for in the forms required by this Section C and comply with the requirements of Rule 17j-1(d)(1).


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

         1.      In order to  provide  the  Trust  with   information  to enable
it to determine with reasonable assurance whether the Trust's policies are being observed by its access persons:

         (a) Each person becoming an access person of the Trust or a Fund, other than a trustee who is not an "interested person" of the Fund (as defined in the Act), shall no later than 10 days after becoming such an access person submit a report in the form attached hereto as Exhibit A (an "Initial Holding Report") to the Trust's Secretary showing all holdings in covered securities in which the person had any direct or indirect beneficial ownership.5 Such Initial Holding Report shall also indicate all broker/dealers and banks with which the access person held direct or indirect ownership of securities. Such reports need not show holdings over which such person had no direct or indirect influence or control.

         (b) Each access person of the Trust or of a Fund, other than a trustee who is not an "interested person" (as defined in the Act), shall submit reports in the form attached hereto as Exhibit B ("Securities Transaction Reports") to the Trust's
                 Secretary showing all transactions in "covered securities" in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.5 Such reports shall be filed no later than 10 days after the end of each calendar quarter, but need not show transactions over which such person had no direct or indirect influence or control.

         (c) Each trustee who is not an "interested person" of the Trust (as defined in the "Act") shall submit the same quarterly report as required under paragraph (b) to Fund counsel but only for a transaction in a reportable security where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during the 15-day period immediately preceding or after the date of the transaction such security is or was purchased or sold, or considered for purchase or sale, by the Trust or a Fund. No report is required if the trustee had no direct or indirect influence or control over the transaction.



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         5  "Beneficial ownership" of a security is determined in the same manner as it would be for the purposes of Section 16 of the Securities Exchange Act of 1934, except that such determination should apply to all covered securities (including securities that are not subject to the provisions of such Section 16). Generally, a person should consider himself or herself the beneficial owner of securities held by his or her spouse, his or her minor children, a relative who shares his or her home, or other persons if by reason of any contract, understanding, relationship, agreement or other arrangement, he or she obtains from such covered securities benefits substantially equivalent to those of ownership. He or she should also consider himself or herself the beneficial owner of securities if he or she can vest or revest title in himself or herself now or in the future.

         (d) Each access person of the Trust or a Fund, other than a trustee who is not an "interested person" (as defined in the Act), shall by January 30 of each year submit to the Trust's Secretary a report in the form attached hereto as Exhibit A (an "Annual Holding Report") showing all holdings in covered securities in which the person had any direct or indirect beneficial ownership as of a date no more than 30 days before the report is submitted. Such report need not show holdings over which such person had no direct or indirect influence or control.


D.       PRECLEARANCE PROCEDURES.

         Investment personnel of the Trust or a Fund shall obtain approval from the Trust's Secretary before directly or indirectly acquiring beneficial ownership in any securities in an initial public offering or in a limited offering.6


E.       NOTICE TO, AND REVIEW OF, HOLDING REPORTS BY ACCESS PERSONS.

         1. The Secretary shall notify each access person of the Trust or of a Fund who may be required to make reports pursuant to this Code that such person is subject to this reporting requirement and shall deliver a copy of this Code to each such person.

         2. The Secretary or his or her delegate or Legal Counsel for the Trust shall review reports submitted under Section C of this Code within 21 days of submission.

         3. The Secretary will establish and maintain records of access persons of the Trust or the Funds, other than trustees who are not an "interested persons" (as defined in the Act), who are required to make reports under Section C of this Code and shall establish and maintain records of any delegate responsible for reviewing such reports. Legal Counsel for the Fund will establish and maintain records of trustees who are not "interested persons" (as defined in the Act) who are required to make reports under Section C of this Code.



-------------------------
         6 "Investment personnel of the Trust or a Fund" means (i) any employee of the Trust (or of a company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust or a Fund, and (ii) any natural person who controls the Trust or a Fund and who obtains information concerning recommendations made to the Trust or a Fund regarding the purchase or sale of securities. "initial public offering" and "limited offering" shall have the same meaning as set forth in Rule 17j-1(a)(6) and (8), respectively.

F.       REPORTS TO TRUSTEES.

         1. The Secretary or Legal Counsel for the Trust shall report to the Board of Trustees:

         (a) at the next meeting following the receipt of any Securities Transaction Report with respect to each reported transaction in a security which was held or acquired by the Trust or a Fund within 15 days before or after the date of the reported transaction or at a time when, to the knowledge of the Secretary, Legal Counsel for the Trust, the Trust, a Fund, or the respective investment adviser for the Trust or a Fund, was considering the purchase or sale of such security, unless the amount involved in the transaction was less than $50,000;

         (b) with respect to any transaction not required to be reported to the Board by the operation of subparagraph (a) that the Secretary or Legal Counsel for the Trust believes nonetheless may evidence a violation of this Code; and

         (c)     any apparent violation of the reporting requirement.

         2. The Board shall consider reports made to it hereunder and shall determine whether the policies established in section B above have been violated, and what sanctions, if any, should be imposed.


G.       APPROVAL OF CODES AND MATERIAL AMENDMENTS THERETO.

         1. The Board of Trustees of the Trust, including a majority of the independent Trustees thereof, shall approve the Codes of Ethics of the Trust, of the principal underwriter of the Trust, and of each investment adviser and sub-adviser to any Fund. All such approvals of entities serving the Trust as of June 21, 2000 shall occur prior to September 1, 2000. No principal underwriter of the Trust or investment adviser or sub-adviser to any Fund may be appointed subsequent to June 21, 2000 unless and until the Code of Ethics of that entity has been approved by the Board of Trustees of the Trust, including a majority of the independent Trustees thereof. Following initial approval of the Code of Ethics of the principal underwriter of the Trust or any investment adviser or sub-adviser to any Fund, any material change to such Code must be approved by the Board of Trustees of the Trust, including a majority of the independent Trustees thereof, within six months of said amendment. No amendment of this Code may be made unless and until approved by the Board of Trustees of the Trust, including a majority of the independent Trustees thereof.

         2. In approving a Code of Ethics, the Board of Trustees shall have secured a certificate from the entity that adopted the Code that it has adopted procedures reasonably necessary to prevent its access persons from violating the Code in question.

H.       ANNUAL REPORT

         The Trust, principal underwriter thereof, and any investment adviser or sub-adviser to any Fund shall, not less frequently than annually, furnish the Board of Trustees of the Trust with a written report that:

         1. describes any issues arising under its Code of Ethics or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of such Code or procedures and sanctions imposed in response, and

         2. certifies that the Trust, principal underwriter, or investment adviser or sub-adviser, as applicable, has adopted procedures reasonably necessary to prevent its access persons from violating its Code of Ethics.

         This Code, a copy of each Securities Transaction and Holding Report by an access person, any written report hereunder by the Secretary, and lists of all persons required to make reports shall be preserved with the Trust's records for the period required by Rule 17j-1.

                                              The Board of Trustees
                                              HighMark Funds


----------------------------
Thomas J. Braje, Trustee


----------------------------
David A. Goldfarb, Trustee


----------------------------
Joseph C. Jaeger, Trustee


----------------------------
Frederick J. Long, Trustee


----------------------------
Robert Whitler, Trustee


----------------------------
Michael L. Noel, Trustee

                                                                       Exhibit A

                                 HIGHMARK FUNDS

                                 Holding Report

         o       Initial Holding Report of ___________, 200__
                 (date a reporting person became an access person)

         o       Annual Holding Report as of ____________, 200__
                 (date not more than 30 days prior to submission)

To the Secretary of HighMark Funds or Legal Counsel for HighMark Funds:

         As of the above date, I had direct or indirect beneficial ownership of the following covered securities:
                                                              Principal
                                    Number                    Amount of
         Title                      of Shares                 Security
--------------------------------------------------------------------------------








         As of that same date, I held direct or indirect beneficial ownership of securities with the following broker/dealer(s) or bank(s): _____________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

         This report (i) excludes securities with respect to which I had no direct or indirect influence or control, (ii) excludes securities not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Date:_________________               Signature:________________________

                                                                       Exhibit B

                                 HIGHMARK FUNDS

                          SECURITIES TRANSACTION REPORT

               For the Calendar Quarter Ended: ____________, 199__

         To the Secretary of HighMark Funds or Legal Counsel for HighMark Funds:

         During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Trust's Code of Ethics:

                                                                                                     Broker/
                                                                                                     Dealer
                                            No. of Shares and                Nature of               or Bank
                                            Principal Dollar                 Transaction             Through
                      Date of               Amount of                        (Purchase,              Whom
Security              Transaction           Transaction (Price)              Sale, Other)            Effected
------------------------------------------------------------------------------------------------------------------






         During the quarter referred to above, I established the following account in which securities were held for my direct or indirect benefit during the quarter:

Broker/Dealer or
Bank With Whom                                                            Date the Account
Account Established                                                       Was Established

------------------------------------------------------------------------------------------------------------------



         This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:_________________              Signature:________________________________




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